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                               Exhibit 5.01

                        Opinion Regarding Legality


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                              POULTON & YORDAN
                              ATTORNEYS AT LAW

                    136 EAST SOUTH TEMPLE, SUITE 1700-A
                         SALT LAKE CITY, UTAH 84111

Richard T. Ludlow                                 Telephone: (801) 355-1341
                                                        Fax: (801) 355-2990
                             December 19, 2000



Board of Directors
BioPulse International, Inc.
10421 South Jordan Gateway, Suite 500
South Jordan, Utah 84095

     Re: Opinion and Consent of Counsel with respect to Registration Statement on Form SB-2 for BioPulse International, Inc.

Gentlemen:

     You have requested the opinion and consent of this law firm, as counsel, with respect to the proposed issuance and public distribution of certain securities of the Company pursuant to the filing of a registration statement on Form SB-2 with the Securities and Exchange Commission.

     The proposed offering and public distribution relates to up to 389,318 shares of common stock, $.001 par value (the "Common Stock"), to be issued to the Selling Securityholders upon the exercise of outstanding warrants and options and up to 300,000 common shares which may be offered and sold by the Company to the public at a the then prevailing market price, at prices relating to such prevailing market price, at negotiated prices, or at fixed prices. It is our opinion that the shares of Common Stock will, when issued in accordance with the terms and conditions set forth in the registration statement, be duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company in accordance with the corporation laws of the State of Nevada.

     We consent to be named by the Company in the registration statement and prospectus included therein. We also consent to the Company filing this legality opinion as an exhibit to the registration statement.

                                   Very truly yours,

                                   POULTON & YORDAN


                                   /s/ Richard T. Ludlow
                                   Richard T. Ludlow
                                   Attorney at Law


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